AGREEMENT TERM SHEET


Parties: Viacom Inc. (the "Company"), NAIRI, Inc. ("NAIRI") and National Amusements, Inc. ("NAI" and, together with NAIRI and the direct and indirect wholly owned subsidiaries of NAIRI and NAI, "Seller").

Purchase and Sale:         NAIRI and NAI agree to sell, or to cause Seller
                           to sell, to the Company, and the Company agrees to purchase from Seller, with respect to each calendar month (the "Applicable Month") in which the Company purchases Shares pursuant to the Program, a number of Class B Shares at each Closing (as calculated in accordance with Annex A hereto) such that Seller's ownership percentage shall not increase as a result of purchases made pursuant to the Program
                           (the Class B Shares acquired from Seller, the
                           "Acquired Shares"). (With respect to October, 2004, the first business day of the Applicable Month will be deemed to be October 28, 2004. In the event that the Agreement is terminated, the day immediately prior to the termination date will be deemed to be the last day of the Applicable Month in which the termination date occurs).

Purchase Price:            The  aggregate  purchase  price for the Acquired
                           Shares at each Closing (the "Purchase Price") shall be equal to the sum of (a) the product of (i) the aggregate number of Acquired Shares to be purchased at such Closing multiplied by (ii) the Volume-Weighted Average Price of the Acquired Shares for the Applicable Month plus (b) the LIBOR Carry
                           Amount for the Applicable Month. The Purchase Price shall be adjusted, if necessary, to take into account the effect of dividends relating to Acquired Shares to be settled for the Applicable Month.

Closing: Within five business days after the end of each Applicable Month, the Company shall deliver to NAIRI and NAI a notice (the "Closing Notice") of the number of Acquired Shares to be purchased by the Company from Seller and a calculation of the Purchase Price. Subject to the satisfaction or waiver of the closing conditions set forth below, each closing of the purchase and sale of the Acquired Shares hereunder shall take place on the date set forth in the Closing Notice, which in any event shall be no later than the seventh business day after the end of each Applicable Month (each, a "Closing") at the offices of the Company located at 1515 Broadway, New York, New York 10036, at 10:00 A.M., New York City time, or as soon as possible thereafter; provided no Closing shall occur until the IRS Closing Condition set forth below has been satisfied.

Delayed Closing:           In the event that the first  Closing has been delayed
                           pending satisfaction of the IRS Closing Condition, then the first Closing shall take place on the day that is five business days following the satisfaction of such IRS Closing Condition
                           (the "Delayed Closing") at the Company's offices at the address and time set forth above and the Company shall deliver a Closing Notice to NAIRI and NAI no later than two business days prior to the Delayed Closing. At the Delayed Closing, the
                           Seller shall  deliver to the Company the Acquired
                           Shares in respect of each prior Applicable Month for which a Closing had been delayed and the Company shall pay the Seller the Purchase Price for such Acquired Shares.

Conditions
to Closing:                The  obligations  of the  Company  and  Seller to
                           consummate each Closing or Delayed Closing shall be subject to the satisfaction or waiver of conditions customary for agreements of this nature. In addition, the obligation of the Company to consummate the first
                           Closing or Delayed Closing shall be subject to the condition that the Company shall have received confirmation from the Internal Revenue Service satisfactory to the Company that the purchase and sale of the Shares pursuant to the terms of the Agreement will not adversely affect the IRS ruling on the Blockbuster split-off (the "IRS Closing
                           Condition").

Representations
and Warranties:            The Agreement  shall contain  representations  and
                           warranties from each of the Company, NAIRI and NAI as are customary for an agreement of this nature.

Covenants:                 The  Agreement  shall  contain  covenants of each of
                           the Company, NAIRI and NAI as are customary for an agreement of this nature. In addition, the Agreement shall contain a covenant from NAIRI and NAI that until termination of the Agreement, NAIRI and NAI agree not to purchase, and to cause Seller not to purchase, Shares without the consent of the Audit
                           Committee of the Company and not to sell, transfer, assign or deliver, and cause Seller not to sell, transfer, assign or deliver, Shares other than to the Company pursuant to the Agreement; provided that Seller may sell such Shares as are required pursuant to the terms of NAI's senior credit agreement so long as NAIRI and NAI provide the Company with prior written notice of Seller's intention to sell such Shares; and provided, further, that each of NAIRI, NAI and their direct and indirect wholly owned subsidiaries may transfer Shares between and among each other entity that is a Seller.


Termination:               The Agreement shall terminate:

         (a) upon joint written agreement of the Company, NAIRI and NAI; or

         (b) 45 days after written notice by NAIRI and NAI, on the one hand, or the Company, on the other hand; or

         (c) upon written notice by the Company if NAIRI and NAI have delivered a notice to the Company stating Seller's intention to sell Shares pursuant to the terms of NAI's senior credit agreement; or

         (d) upon written notice by NAIRI and NAI, on the one hand, or the Company, on the other hand, if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

         (e)               at the termination or completion of the Program; or

         (f) at the two-month anniversary of the effective date of the Agreement in the event that the IRS Closing Condition is not satisfied or waived by such date;

                           provided that with respect to (a), (b) and (c) above, such termination shall not affect the settlement of Acquired Shares in respect of any trading activity which has occurred during any period prior to the effective date of such joint agreement or such notice of termination, as applicable.

Governing Law:             State of New York.

                               RELATED DEFINITIONS


         "Class A Shares" means shares of the Class A common stock of the Company.

         "Class B Shares" means shares of the Class B common stock of the Company.

         "Individual LIBOR Carry Amount" means, for any period, an amount determined at the end of such period in respect of each day's trading within such period equal to the product of (a) the volume of Acquired Shares in respect of such day's trades and (b) the VWAP for such day and (c) the number of days measured from the third trading day following such trading day until the date of the next Closing and (d) LIBOR divided by 360; provided that the Individual LIBOR Carry Amount shall be adjusted, if necessary, to take into account the effect of dividends relating to Acquired Shares to be settled for the period.

         "LIBOR Carry Amount" means, for any period, an amount determined at the end of each period that is the sum of all Individual LIBOR Carry Amounts for such period.

         "Program" means the share repurchase program approved by the Audit Committee of the Board of Directors of the Company on October 27, 2004 authorizing the Company to purchase from time to time such Shares as the Company shall deem advisable from time to time up to a maximum aggregate amount of $8 billion.

         "Shares" means the Class A Shares and the Class B Shares.

         "Volume-Weighted Average Price" means, for any period, the average price of the Class B Shares calculated as (a) the sum of the VWAP Volume Amount for all of the trading days on which the Company purchased Shares pursuant to the Program within such period divided by (b) the total VWAP Volume of all Class B Shares traded for days on which the Company purchased Shares pursuant to the Program within such period; provided that if the Agreement has been terminated in accordance with clause (a), (b) or (c) under "Termination" and the date of termination of the Agreement falls on a date other than the last business day of the applicable period, the Volume-Weighted Average Price for the final Closing shall be calculated only through the date of termination of the Agreement.

         "VWAP" means, for any day, the sum of the volume-weighted average price of the Class B Shares as reported for such day on Bloomberg Terminal "VIA/B Equity AQR SEC GO".

         "VWAP Volume" means, for any day, the volume of the Class B Shares traded for such day as reported for such day on Bloomberg Terminal "VIA/B Equity AQR SEC GO".

         "VWAP Volume Amount" means, for any day, the product of (a) the VWAP multiplied by (b) the VWAP Volume.

                                  ANNEX A
                        ACQUIRED SHARES CALCULATION


         The number of Acquired Shares to be purchased from Seller at each Closing shall be equal to:

         (a) the quotient of (1) the Seller Ownership Percentage divided by (2) [1 minus the Seller Ownership Percentage]

         multiplied by

         (b) the number of Shares purchased by the Company pursuant to the Program during the Applicable Month (excluding any Acquired Shares) measured from the first business day of the Applicable Month through and including the last business day of the Applicable Month.

         For purposes of the Acquired Shares calculation, Shares shall be deemed to have been purchased on the day that the buy trade with respect to such Shares has been effected and not the day on which such trade settles.

         "Seller Ownership Percentage" means Seller's ownership of Shares, expressed as a percentage, as determined on the first business day of each Applicable Month adjusted on a pro forma basis for the Acquired Shares to be settled with respect to the prior Applicable Month that have not yet been reflected in Seller's ownership of Shares and the Company's outstanding Shares; provided that in the event that the number of outstanding Shares of the Company has changed more than 5% in any Applicable Month as measured on the first business day of the Applicable Month and the last business day of the Applicable Month (excluding the effect of any Shares purchased by the Company pursuant to the Program during such Applicable Month and the Acquired Shares purchased during such Applicable Month in respect of any prior month's activity) or if Seller has sold Shares other than to the Company pursuant to the Agreement, then the Seller Ownership Percentage shall include an appropriate adjustment to reflect such changes.